Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the “1999 Share Option Plan”, the 1999 U.S. Share Option Plan of Optibase Ltd., of our report, dated January 26, 2004, with respect to the consolidated financial statements and schedule of Optibase Ltd. included in the Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/S/ Kost Forer Gabbay & Kasierer —————————————— Kost, Forer, Gabbay & Kasierer A Member of Ernst & Young Global

Tel Aviv, Israel
January 18, 2005